OFFICERS' POWER OF ATTORNEY


 City of Minneapolis

 State of Minnesota

        Each of the undersigned, as officers of the below listed open-end, diversified investment companies that previously have filed registration statements and amendments thereto pursuant to the requirements of the Securities Act of 1933 and the Investment Company Act of 1940 with the Securities and Exchange Commission:


                                                  1940 Act
                                                  Reg. Number
                                                  -----------
                  Growth Trust                    811-07395
                  Growth and Income Trust         811-07393
                  Income Trust                    811-07307
                  Tax-Free Income Trust           811-07397
                  World Trust                     811-07399


 hereby constitutes and appoints the other as his attorney-in-fact and agent, to sign for him in his name, place and stead any and all further amendments to said registration statements filed pursuant to said Acts and any rules and regulations thereunder, and to file such amendments with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting to either of them the full power and authority to do and perform each and every act required and necessary to be done in connection therewith.


         Dated the 11th day of January, 2001.



/s/ Arne H. Carlson                     /s/ Leslie L. Ogg
-------------------                     -----------------
    Arne H. Carlson                         Leslie L. Ogg

/s/ John R. Thomas                      /s/ Peter J. Anderson
------------------                      ---------------------
    John R. Thomas                          Peter J. Anderson

/s/ Frederick C. Quirsfeld              /s/ John M. Knight
--------------------------              ------------------
    Frederick C. Quirsfeld                  John M. Knight